EXHIBIT 99.1

Aebi Schmidt Group reports 9% growth in Order Intake, continued increase in Order Backlog of 23%, strong underlying growth and profitability, and confirms full-year 2026 guidance

  Strong order momentum, with Q1 2026 Order Intake up 9% vs Q1 20252 and Order Backlog expanding by 23% vs Q1 2025 to $1.3b
  Net Sales of $456m in Q1 2026, in line with Q1 2025 and growing 7% excluding $26.3m Blue Arc sales in Q1 2025
  Adjusted EBITDA1 of $33.1m in Q1 2026, up 6% vs Q1 2025, representing 7.3% of Net Sales, a margin increase of ~40bps vs Q1 2025, driven by 201% increase in Europe and Rest of World (RoW)
  Net Income of $0.7m in Q1 2026, an increase of 7% vs Q1 2025
  Aebi Schmidt Group on track to deliver full year 2026 guidance expecting sales in $1.95 to $2.15b range, adjusted EBITDA in $175 to $195m range and leverage ≤ 2.0x

FRAUENFELD, Switzerland, May 14, 2026 (GLOBE NEWSWIRE) -- Aebi Schmidt Group (NASDAQ: AEBI) (“Aebi Schmidt”, the “Group”, or the “Company”), a world-class specialty vehicles leader, reports strong order momentum and increased adjusted EBITDA.

“Aebi Schmidt Group delivered a strong start to 2026, with meaningful order growth and improved profitability compared to last year2," said Barend Fruithof, Group CEO of Aebi Schmidt. "Our order intake is up 9% vs Q1 2025 and we are performing as expected."

First Quarter2 2026 Financial Results

  Q1 2026 Order Intake increased 9% vs Q1 2025, with solid growth in North America, driven by Airport and Municipal, and a continued recovery in Walk-in-Vans orders
  March 31, 2026 Order Backlog grew 23% to $1.3 billion vs March 31, 20252, providing visibility into expected significant growth in 2026
  Net Sales of $456m, in line with Q1 2025 despite a challenging environment and growing 7% excluding $26.3m of Blue Arc sales in Q1 2025.
    Europe and RoW Net Sales with substantial organic growth of 16% vs Q1 2025
  Q1 2026 Net Income of $0.7m, increased $0.1m from $0.6m in Q1 2025
  Adjusted EBITDA in Q1 2026 of $33.1m, a 6% increase vs Q1 2025 sustaining strong momentum toward our 2026 adjusted EBITDA guidance
    North America adjusted EBITDA of $26.4m, a decrease of $2.6m or 9% vs prior year quarter2, driven by ramp-up expenses to convert strong Walk-in-Vans orders into revenue beginning in Q2 2026
    Europe and RoW delivered a record first quarter, with adjusted EBITDA tripling to $6.8m vs prior year quarter, driven by improved pricing and volume in new business, as well as strong After Sales

“The Group experienced strong order momentum in the first quarter, driven by Airport and Municipal,” commented Marco Portmann, Group CFO. “We expect revenue conversion, especially in Walk-in-Vans, to accelerate beginning in the second quarter, with quarterly revenue increasing sequentially in 2026, and a significantly stronger second half of the year.”

  Net Working Capital1 improved to $449m at the end of Q1 2026, down 1% or $4m vs the end of Q1 2025 despite the expected ramp up of Net Sales beginning in the second quarter
  Net Debt of $455m at the end of Q1 2026, increasing $18m since the end of 2025, driven by investments in inventory, reflecting normal seasonal dynamics. Leverage1 at the end of March 2026 at 2.88x

“We continue to drive improvements in our Net Working Capital through more efficient processes and improved capital allocation,” said Marco Portmann. “The inventory increase in Q1 2026 vs year-end 2025 is part of our normal seasonality, and we continue to work toward our leverage target of 2.0x by year-end 2026.”

First Quarter 2026 Earnings Call
The Company will host an earnings conference call and webcast today at 8:30am Eastern Time. Investors and analysts can access the conference call and webcast, including conference call materials, at https://www.aebi-schmidt.com/investors, or directly through:

  https://edge.media-server.com/mmc/p/et6k83dj/ for the webcast, and
  https://register-conf.media-server.com/register/BIea067a43e9b54693b1d3410320f4775c for the live conference call with the ability to ask questions during the Q&A.
_______________________________
[1]	See Non-GAAP Financial Measures for additional information regarding non-GAAP financial measures.
[2]	Financial results up until June 30, 2025, provided as basis for comparison to our first quarter 2026 performance, include results for Aebi Schmidt and The Shyft Group on a combined basis inclusive of the period prior to the merger on July 1, 2025. This also applies to Q1 2025 figures used as the basis for year-over-year comparisons throughout this release, which are presented on a combined basis as if the merger had closed on January 1, 2024. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the merger occurred on January 1, 2024.

Media contact
Tina Fischer, Corporate Communication
media@aebi-schmidt.com
Phone: +41 44 308 58 48

Investor Contact
Simone Grancini, Director Investor Relations
investor.relations@aebi-schmidt.com
Phone: +41 44 308 58 77	Further information https://www.aebi-schmidt.com https://www.youtube.com/AebiSchmidtGroup https://media.aebi-schmidt.com (pictures, logos)

About Aebi Schmidt Group
Aebi Schmidt Group (NASDAQ: AEBI) is a world-class specialty vehicles leader, positioned to accelerate growth and drive exceptional value. The Company is headquartered in Switzerland, employs approximately 6,000 employees, and operates production facilities and service and upfit centers across Europe and North America.

Forward-looking statements
This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2026 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions or by using future dates or targets in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings and attainment of merger synergies, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only Aebi Schmidt's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of Aebi Schmidt's control. It is possible that Aebi Schmidt's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Aebi Schmidt's historical experience and our present expectations or projections. More information about factors that potentially could affect our financial results is included in our filings with the SEC, which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Aebi Schmidt utilizes certain non-GAAP financial measures. Aebi Schmidt utilizes non-GAAP financial measures such as Adjusted EBITDA, Adjusted EBITDA margin, Net Working Capital and Net Debt to separate the impact of certain items from the underlying business. Because Aebi Schmidt uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Aebi Schmidt's underlying business performance and the performance of its management. To aid investors and analysts with year-over-year comparability for the combined business of Aebi Schmidt and Shyft, the Company has also presented certain of these non-GAAP financial measures on a "Combined " basis. Combined non-GAAP financial measures include results for both Aebi Schmidt and Shyft on a combined basis inclusive of periods prior to the merger. Information presented on a combined basis does not reflect pro-forma adjustments or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved if the business combination occurred on January 1, 2024. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Aebi Schmidt's financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

The Company did not provide reconciliations of forward-looking non-GAAP financial measures, such as Adjusted EBITDA and Leverage, to the most comparable GAAP financial measure because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. The Company is unable to address the probable significance of the unavailable information.

Aebi Schmidt Group
Combined Financial Summary (Non-GAAP, unaudited)1
(in thousands)

Financial results up until June 30, 2025, provided as basis for comparison to our first quarter 2026 performance, include results for Aebi Schmidt and The Shyft Group on a combined basis inclusive of the period prior to the merger on July 1, 2025. This also applies to Q1 2025 figures used as the basis for year-over-year comparisons throughout this release, which are presented on a combined basis as if the merger had closed on January 1, 2025. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the merger occurred on January 1, 2024.

Adjusted EBITDA ($k)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026

Net Sales	453,785	453,706	471,325	528,371	455,545
Net Income (Loss)	626	-7,895	1,194	8,772	671
Add (subtract)
Interest Expense	9,164	12,153	14,228	11,761	11,350
Depreciation & amortization	12,127	11,778	14,990	16,159	13,803
Income tax (benefit) / expenses	1,441	-2,175	-447	2,036	488
Restructuring and other related charges	730	5,709	12,759	6,391	4,216
Transaction related expenses and adjustments	7,286	13,047	5,988	562	434
Foreign exchange losses on external debt	982	2,601	-252	-371	300
Pension related income, net	-929	-1,025	-1,025	-2,076	-776
Other	-182	287	-5,239	4,839	2,631
Adjusted EBITDA	31,245	34,480	42,197	48,073	33,117
Adjusted EBITDA (as % of Net Sales)	6.9%	7.6%	9.0%	9.1%	7.3%

For historical comparisons to the Shyft Group results, adjustments reflected in the table above do not include non-cash stock-based compensation expense.

Net Debt ($k)	Mar 31, 2025	Jun 30, 2025	Sep 30, 2025	Dec 31, 2025	Mar 31, 2026
Current portion of long-term debt	24,482	27,310	25,063	46,908	67,911
Long-term debt, less current portion	512,764	561,325	628,359	548,050	560,958
Total debt	537,246	588,636	653,422	594,958	628,869
Subtract
Cash and cash equivalents	63,989	83,484	125,971	98,512	115,886
Subordinated Shareholder Loans	53,775	58,845	58,897	59,101	58,213
Net Debt	419,482	446,306	468,554	437,345	454,770

Net debt as defined in our Credit Facility Agreement, excluding long-term subordinated shareholder loans

Net Working Capital ($k)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Accounts receivable	269,358	267,373	297,322	310,755	271,241
Inventories	364,811	405,534	384,446	346,423	379,186
Accounts payable	-181,135	-206,779	-230,307	-234,642	-201,927
Total NWC	453,034	466,128	451,461	422,536	448,500

Net working capital is calculated as Accounts Receivable plus Inventory, less Accounts Payable